Exhibit 5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made effective as of June 27, 2003, by and between TULARIK INC., a Delaware corporation (the “Company”), and AMGEN INC., a Delaware corporation (“Amgen”).

RECITALS

WHEREAS, the Company and Amgen have entered into that certain Stock Purchase Agreement dated as of May 21, 2003 (the “Company Stock Purchase Agreement”) pursuant to which Amgen will, subject to the terms and upon satisfaction of the conditions set forth therein, acquire shares of Common Stock (as such term is defined herein) on each of the First Closing Date, Second Closing Date, Third Closing Date and Fourth Closing Date (as those terms are defined in the Company Stock Purchase Agreement); and

WHEREAS, Amgen has entered into a Stock Purchase Agreement with ZKB Pharma Vision AG (“ZKB”) dated May 21, 2003 (the “ZKB Stock Purchase Agreement”) pursuant to which Amgen has or will acquire additional shares of Common Stock from ZKB.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

AGREEMENT

1. DEFINITIONS.

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Agreement” has the meaning set forth in the Preamble.

(c) The term “Amgen” has the meaning set forth in the Preamble.

(d) The term “Business Day” means any day on which banks are not required or authorized to close in the City of Los Angeles.

(e) The term “Closing Date” means each of the First Closing Date, the Second Closing Date, the Third Closing Date and the Fourth Closing Date.

(f) The term “Common Stock” means the common stock, par value $0.001 per share, of the Company or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including, by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

(g) The term “Company” has the meaning set forth in the Preamble.

(h) The term “Company Blackout Period” has the meaning set forth in Section 14.

(i) The term “Company Offering” has the meaning set forth in Section 2(c)(iii).

(j) The term “Company Stock Purchase Agreement” has the meaning set forth in the Recitals.

(k) The term “Deferral Notice” has the meaning set forth in Section 2(d).

(l) The term “Deferral Period” has the meaning set forth in Section 2(d).

(m) The term “Demand Effectiveness Deadline Date” has the meaning set forth in Section 3(a).

(n) The term “Demand Registration” has the meaning set forth in Section 3(a).

(o) The term “Demand Registration Notice” has the meaning set forth in Section 3(a).

(p) The term “Demand Underwriters” has the meaning set forth in Section 3(c).

(q) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) The term “Final Prospectus” has the meaning set forth in Section 7(a)(3).

(s) The term “Holder” means any recordholder of Registrable Securities that is a party to this Agreement, including a Permitted Transferee.

(t) The term “Holder-Underwriters” has the meaning set forth in Section 7(a).

(u) The term “Material Event” means any event or the existence of any fact as a result of which the Company shall determine in its reasonable discretion that a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements).

(v) The term “NASD” means the National Association of Securities Dealers, Inc.

(w) The term “Permitted Transferees” means any Person to which the rights under this Agreement are transferred pursuant to Section 11.

(x) The term “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(y) The term “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

(z) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement.

(aa) The term “Registrable Securities” means the Common Stock issued or issuable to Amgen or acquired by Amgen pursuant to:

(i) the Company Stock Purchase Agreement; and

(ii) the ZKB Stock Purchase Agreement;

provided, however, that the above described securities shall not be treated as Registrable Securities if and so long as they (x) have been sold by a Holder to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (y) have been sold by a Holder pursuant to Rule 144 promulgated under the Act in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (z) are able to be sold without restriction under Rule 144 of the Act.

(bb) The term “Registration Statement” means any registration statement under the Act of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(cc) The term “SEC” means the Securities and Exchange Commission or any successor agency thereto.

(dd) The term “Section 2(c)(iii) Reason” has the meaning set forth in Section 2(c)(iii).

(ee) The term “Shelf Bookrunning Manager” has the meaning set forth in Section 2(c)(ii).

(ff) The term “Shelf Effectiveness Period” has the meaning set forth in Section 2(a).

(gg) The term “Shelf Registration Statement” has the meaning set forth in Section 2(a).

(hh) The term “Shelf Underwriters” has the meaning set forth in Section 2(c)(ii).

(ii) The term “Subsequent Market” has the meaning set forth in Section 6(q).

(jj) The term “Transaction Delay Notice” has the meaning set forth in Section 2(c)(iii).

(kk) The term “Transaction Delay Period” means the period commencing on the day the Company furnishes a Transaction Delay Notice and continuing until (i) in the case of a Company Offering, the earliest of (A) sixty (60) days following the effectiveness of the registration statement relating to the applicable Company Offering, (B) promptly after the abandonment of the applicable Company Offering or (C) one hundred twenty (120) days after the date of the Transaction Delay Notice or (ii) in the case of a Section 2(c)(iii) Reason, until the earlier of (A) such time as the Company reasonably determines that the delay is no longer appropriate or (B) one hundred and twenty (120) days.

(ll) The term “Violations” shall have the meaning set forth in Section 7(a)(1).

(mm) The term “ZKB” has the meaning set forth in the Recitals.

(nn) The term “ZKB Stock Purchase Agreement” has the meaning set forth in the Recitals.

2. SHELF REGISTRATION.

(a) Filing of Shelf Registration Statement. After January 1, 2004, from time to time upon the written request of Amgen, the Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable, but in no event later than ten (10) business days after receipt of Amgen’s request, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Act registering the resale from time to time by the Holders of all of the Registrable Securities then held by the Holders (each a “Shelf Registration Statement”), provided that no Registrable Securities that are then subject to an effective Registration Statement shall be required to be included therein. Each Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution set forth in the Shelf Registration Statement (such methods of distribution to include underwritten offerings and other methods designated in writing by the Holders pursuant to

Section 2(c)). The Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statements. The Company shall use commercially reasonable efforts to cause each Shelf Registration Statement to be declared effective under the Act, as soon as practicable, but in no event later than the date that is ninety (90) days after the Shelf Registration Statement is initially filed by the Company with the SEC. The Company shall use commercially reasonable efforts to keep each Shelf Registration Statement continuously effective under the Act (subject to Section 2(d)) for a period not exceeding the earlier of: (i) the date on which all Holders may sell all Registrable Securities included in such Shelf Registration Statement without restriction under Rule 144 of the Act; or (ii) such time as Holders, their Permitted Transferees and assigns do not hold any Registrable Securities (the “Shelf Effectiveness Period”). The Company shall be deemed not to have used commercially reasonable efforts to keep a Shelf Registration Statement effective during the applicable Shelf Effectiveness Period if among other things it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Securities at any time during the Shelf Effectiveness Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted by Section 2(d) hereof.

(b) Amendments to Shelf Registration Statement. The Company shall use commercially reasonable efforts to promptly supplement and amend the Shelf Registration Statements and any related Prospectus(es) if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Act or as reasonably requested by Amgen or by the Shelf Bookrunning Manager, if any.

(c) Underwritten Syndicated Offerings.

(i) If one or more Holders proposes to sell Registrable Securities in a underwritten syndicated offering pursuant to a Shelf Registration Statement, such Holder or Holders may request the Company in writing to effect such underwritten syndicated offering by supplement or amendment to such Shelf Registration Statement, stating the number of Registrable Securities proposed to be sold. The Company and all Holders proposing to distribute Registrable Securities through such underwritten syndicated offering shall enter into an underwriting agreement in customary form with the underwriters for the offering.

(ii) Any underwritten syndicated offering requested pursuant to this Section 2(c) shall be underwritten by up to two co-managing underwriters. The Holders shall select one co-managing underwriter and the Company shall have the right to select a second co-managing underwriter, if any (together, the “Shelf Underwriters”). If the Company selects a co-managing underwriter, the co-managing underwriter selected by the Holders (the “Shelf Bookrunning Manager”) shall be the sole bookrunning underwriter and shall be entitled to 55% of the economics allocated to the two co-managing underwriters.

(iii) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to effect an offering pursuant to this Section 2(c) during any Transaction Delay Period if, within five business days following the Company’s receipt of a request from a Holder to effect an offering pursuant to this Section 2(c), the Company furnishes such Holder with a certificate signed by an executive officer of the Company (a “Transaction Delay Notice”) to the effect that the Company (A) prior to the Company’s receipt of such request, had commenced preparations for the filing of a registration statement pertaining to a public offering of securities of the Company for the account of the Company (a “Company Offering”) or (B) has determined in good faith based on consultation and advice of a professional financial advisor that an offering pursuant to this Section 2(c) would likely materially interfere with a potential contemplated material financing, acquisition, reorganization, corporate development or merger or other transaction involving the Company (a “Section 2(c)(iii) Reason”). The Company may deliver no more than two (2) Transaction Delay Notices in any twelve-month period, and the aggregate duration of all Transaction Delay Periods shall not exceed one hundred and twenty (120) days in any twelve-month period. The Company shall use commercially reasonable efforts to cause any such registration statement relating to any such Company Offering to become effective as soon as possible.

(iv) The Company shall not be obligated to (1) effect more than two offerings pursuant to this Section 2(c), (2) effect more than one offering pursuant to this Section 2(c) or Section 3 in any twelve month period, or (3) effect any offering pursuant to this Section 2(c) involving less than three million (3,000,000) shares of Registrable Securities. An offering requested pursuant to this Section 2(c) shall not be deemed to have been effected for purposes of this Section 2(c), unless (A) the applicable Shelf Registration Statement remains effective for a period of at least sixty (60) days after commencement of the offering, and (B) the offering is not subject to any stop order or requirement of the SEC during the period specified in the foregoing clause (1) (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Securities).

(v) If in an underwritten syndicated offering requested pursuant to this Section 2(c), the or, if applicable, either Shelf Underwriter (after consultation with any other Shelf Underwriter) reasonably advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such offering exceeds the number that can be sold in such offering at a price reasonably related to the then current market value of such securities, there shall be included in such offering only the Registrable Securities that such Shelf Underwriter so advises may be sold at a price reasonably related to the then current market value of such securities.

(d) Suspension of Shelf Registration Statements. Upon (i) the issuance by the SEC of a stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of proceedings with respect to such Shelf Registration Statement under Section 7(d) or 8(e) of the Act or (ii) the occurrence of a Material Event or the non-availability of financial statements required in the Shelf Registration Statement, the Company shall (A) in the case of clause (ii) above, subject to the next to last sentence of this Section 2(d), as promptly as practicable, prepare and file a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the related Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to such Shelf Registration Statement, subject to the next to last sentence of this Section 2(d), use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (B) give notice to the Holders named as selling security holders in the Prospectus that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”). Upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (A) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (i) above, as promptly as is practicable, but in no event later than twenty (20) business days after the Deferral Notice is given to the Holders, and (y) in the case of clause (ii) above, as soon as in the reasonable judgment of the Company the public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or such financial statements become available, but in no event later than forty-five (45) days after the Deferral Notice is given to the Holders. The period during which the availability of the Shelf Registration Statement and any related Prospectus is suspended pursuant to this Section 2(d) (the “Deferral Period”) shall not exceed forty-five (45) days in any three (3) month period and one hundred twenty (120) days during the Shelf Effectiveness Period.

3. DEMAND REGISTRATION.

(a) Request for Registration of Underwritten Offering. After January 1, 2004, one or more Holders may request in a written notice (“Demand Registration Notice”) that the Company file a Registration Statement under the Act covering the registration of a minimum of three million (3,000,000) shares of Registrable Securities held by such Holders in an underwritten offering (a “Demand Registration”). Following receipt of any notice under this Section 3(a), the Company shall use commercially reasonable efforts to cause to be registered under the Act all Registrable Securities that the Holders have requested be registered. As soon as practicable (but in no event later than thirty (30) days) after receipt of a Demand Registration Notice from the initiating Holders thereof, the Company shall file with the SEC a Registration Statement on appropriate form under the Act relating to the offer and sale of the Registrable Securities described in the Demand Registration Notice, and thereafter the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable but in no event later than a date which is ninety (90) days after receipt of such Demand Registration Notice (the “Demand Effectiveness Deadline Date”). It being understood the Holders shall permit shares of Common Stock held by third parties exercising similar registration rights granted pursuant to agreements with the Company in effect as of the date hereof to be included in such registrations filed pursuant to this Section 3(a) if and to the extent there is capacity pursuant to Section 3(f) hereof.

(b) Underwritten Offering. Any distribution of Registrable Securities pursuant to any registration filed pursuant to this Section 3 shall be by means of an underwritten offering. The Company and all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriters for the offering.

(c) Co-Managing Underwriters. Any offering requested pursuant to this Section 3 shall be underwritten by up to two co-managing underwriters. The Holders shall select one co-managing underwriter and the Company shall have the right to select a second co-managing underwriter, if any (together, the “Demand Underwriters”). If the Company selects a co-managing underwriter, the co-managing underwriter selected by the Holders shall be the sole bookrunning underwriter and shall be entitled to 55% of the economics allocated to the two co-managing underwriters.

(d) Blackout. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to effect an offering pursuant to this Section 3 during any Transaction Delay Period if, within two business days following the Company’s receipt of a Demand Registration Notice, the Company furnishes such Holder with a Transaction Delay Notice to the effect that the Company (A) prior to the Company’s receipt of such request, had commenced preparations for the filing of a registration statement pertaining to a Company Offering or (B) has a Section 2(c)(iii) Reason. The Company may deliver no more than two (2) Transaction Delay Notices in any twelve-month period, and the aggregate duration of all Transaction Delay Periods shall not exceed one hundred and twenty (120) days in any twelve-month period. The Company shall use commercially reasonable efforts to cause any such registration statement relating to any such Company Offering to become effective as soon as possible.

(e) Limitation on the Number of Demand Registrations. In no event will the Company be obligated to effect (1) more than one underwritten offering in any twelve month period pursuant to Section 2(c) or this Section 3 and (2) more than four registrations pursuant to this Section 3; provided, however, that a registration requested pursuant to this Section 3 shall not be deemed to have been effected for purposes of this Section 3(e), (A) unless (i) the Registration Statement therefor has been declared effective by the SEC, (ii) the Registration Statement therefor has remained effective for the period required for the underwriters of the registration to complete their distribution of the securities purchased by them in the offering pursuant to such registration not to exceed sixty (60) days, and (iii) the offering of Registrable Securities pursuant to such Registration Statement is not subject to any stop order or requirement of the SEC during the period specified in the foregoing clause (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Securities) or (B) if, the number of Registrable Securities sold in such Demand Registration is less than 75% of the number of Registrable Securities proposed in good faith to be sold by Holders at the time of the Demand Registration Notice.

(f) Underwriter Holdback. If in a registration requested pursuant to Section 3(a), the sole bookrunning Demand Underwriter (after consultation with any other Demand Underwriter) reasonably advises the Company in writing that, in its opinion, the number of Registrable Securities and other shares of Common Stock that have registration rights requested to be included in such registration will exceed the maximum amount of the Company’s securities that can be marketed either (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, the Demand Underwriter may limit the number of securities that may be included in the Demand Registration. The number of securities that may be included in the Demand Registration shall be allocated among the Holders and all those selling security holders exercising registration rights granted pursuant to agreements with the Company in effect as of the date hereof, in proportion, as nearly as practicable, to the respective amount of securities requested to be registered in connection with such Demand Registration. In no event shall any person that acquires registration rights from the Company after the date hereof be entitled to register securities pursuant to the registration statement filed in connection with such Demand Registration.

4. COMPANY REGISTRATION.

(a) If at any time, or from time to time, the Company shall determine, in its sole discretion, to register any of its securities, either for its own account or for the account of a security holder or holders (other than (i) a registration statement providing for an offering on a delayed or continuous basis pursuant to Rule 415 of the Act or (ii) a registration statement on Form S-4 or S-8 or any successor or similar forms) registering an underwritten offering of Common Stock for cash consideration on any form that also would permit the registration of the Registrable Securities and such filing is to be on its behalf and/or on behalf of selling holders of the Company’s securities, the Company shall each such time:

(1) promptly give to the Holders written notice thereof; and

(2) include in such registration (and any related qualification under Blue Sky law or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in any written request or requests by Holders received by the Company within fifteen (15) days after such written notice is given on the same terms and conditions as the Common Stock, if any, otherwise being sold through the underwriters in such registration.

(b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 4(a). In such event, the right of any Holder to registration pursuant to this Section 4 shall be conditioned upon Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting (together with the Company and the other holders distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

(c) Notwithstanding any other provision of this Section 4, if the managing underwriter determines that the total amount of such securities to be so registered, including Registrable Securities, will exceed the maximum amount of the Company’s securities that can be marketed either (a) at a price reasonably related to the then current market value of such securities, or (b) without otherwise materially and adversely affecting the entire offering, the underwriters may limit the Registrable Securities or other securities to be included in the registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the Company shall include in such registration (1) first, all the securities the Company proposes to sell for its own account or is required to register on behalf of any third party exercising demand registration rights pursuant to another agreement and without having the adverse effect referred to above, and (2) second, all Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 4 together with all shares of Common Stock requested to be included by third parties exercising registration rights similar to those granted in this Section 4 up to the number of shares that the Company has been advised can be sold in such offering without having either of the adverse effects referred to above. The number of such Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 4 shall be limited to such extent and shall be allocated pro rata among all such requesting Holders and third parties exercising rights similar to those granted in this Section 4 on the basis of the relative number of Registrable Securities each such Holder has requested to be included in such registration and the number of shares of Common Stock requested to be included in such registration by such third parties. The Company shall advise all Holders of shares which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such shorter period of time as the managing underwriter may require.

(d) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any Holder has elected to register securities in such registration.

5. EXPENSE OF REGISTRATION.

All expenses incurred in connection with any registration, qualification or compliance of any Registration Statement, including, without limitation, all registration, filing and qualification fees including NASD filing fees, all fees and expenses of compliance with securities or Blue Sky laws, application and filing fees in connection with listing the Registrable Securities on a national securities exchange or automated quotation system, reasonable fees and disbursements of one counsel for the selling stockholders, printing expenses, escrow fees, fees and disbursements of counsel for the Company and all other Persons retained by the Company in connection with the registration of the Registrable Securities, accounting fees and expenses, and expenses of any special audits or “cold comfort letters” incidental to or required by such registration and all other fees, costs, and expenses incident to the Company’s performance or compliance with this Agreement shall be borne by the Company; provided, however, that in connection with an underwritten registration requested pursuant to Section 2(c) or Section 3 hereof, Holders shall pay an amount limited to their pro rata share, based on the number of securities of selling stockholders included in such underwritten registration, of one-half of the reasonable fees and disbursements of one counsel for the selling stockholders; provided, further, that the Company shall not be required to pay stock transfer taxes or underwriters’ fees, discounts or commissions relating to Registrable Securities.

6. REGISTRATION PROCEDURES.

If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any of the Registrable Securities under the Act, the Company will, as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective until the Holders have completed the distribution described in the Registration Statement relating thereto;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act, and to keep such registration statement effective for the applicable Shelf Effectiveness Period in the case of the Shelf Registration Statements or for a period not in excess of one hundred twenty (120) days (or such shorter period during which the distribution of securities thereunder continues) in the case of all other Registration Statements contemplated by this Agreement, cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to the Act and to comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended methods of disposition by the seller or sellers thereof, and furnish to the Holders of the Registrable Securities copies of any such amendments and supplements prior to their being used or filed with the SEC, which amendments and supplements will be subject to the review of the Holders and their counsel;

(c) shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement;

(d) furnish to each Holder participating in the registration, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if Holder so reasonably requests in writing, all exhibits thereto (including those, if any, incorporated by reference);

(e) furnish to each Holder participating in the registration, without charge, such number of Prospectuses and preliminary Prospectuses in conformity with the requirements of the Act, and such other documents and information, as such selling Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holders and make available for inspection by the parties referred to in Section 6(m) below such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section 6(m);

(f) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as Holder shall reasonably request and do any and all other acts and things which may be necessary or desirable to enable Holder to consummate the public sale or other disposition in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any jurisdiction unless the Company is already subject to service in such jurisdiction and except as may be required by the Act, and provided further that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so;

(g) notify each Holder covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing and, at the request of any such Holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchaser of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing;

(h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

(i) shall cooperate with each Holder participating in such registration to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as such Holder may request in connection with the sale of Registrable Securities pursuant to such Registration Statement;

(j) use commercially reasonable efforts to make available appropriate senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the Holders in any underwritten syndicated offering; provided that the participation of such senior executive officers shall not interfere with the conduct of their duties to the Company; provided, further, that the Company’s Chief Executive Officer, in his sole discretion, may elect not to participate in such “road show” presentations; and provided, further, the Company’s senior executive officers shall not be required to participate in “road shows” for more than two underwritten offerings as a result of this Section 6(j).

(k) shall not later than the effective date of the applicable Registration Statement, provide CUSIP numbers for the Registrable Securities registered thereunder and provide the applicable trustee with a printed certificate for the Registrable Securities in a form eligible for deposit with The Depository Trust Company;

(l) shall, in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering but in no event shall any indemnity and/or contribution provisions therein provide that the indemnity and/or contribution of a Holder of Registrable Securities exceed the net proceeds from the offering received by such Holder;

(m) shall provide (1) the Holders of the Registrable Securities to be included in such Registration Statement, (2) the Shelf Underwriters or Demand Underwriters, as applicable, (3) the sales or placement agent, if any, therefor, (4) counsel for the Shelf Underwriters or Demand Underwriters or agent, as applicable, and (5) not more than one counsel for all the Holders of such Registrable Securities the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and (x) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the bookrunning manager, its counsel, or such Holders’ counsel reasonably determine is necessary and appropriate to be included therein, (y) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (z) supplement or make amendments to such Registration Statement;

(n) promptly notify the selling Holders, the sales or placement agent, if any, and the Shelf Underwriters or Demand Underwriters, as applicable, (1) when such Registration Statement, amendment, supplement or post-effective amendment has been filed with the SEC, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (2) of any comments by the SEC or by any Blue Sky or securities commissioner or regulator of any state with respect thereto, (3) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, or (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(o) shall furnish, on the date that such Registrable Securities are delivered to the Shelf Underwriters or Demand Underwriters, as applicable, for sale, if such securities are being sold through such underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Shelf Underwriters or Demand Underwriter, as applicable, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the Shelf Underwriters or Demand Underwriters, as applicable;

(p) shall cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Shelf Underwriter or Demand Underwriter, as applicable, or any other underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD);

(q) shall use commercially reasonable efforts to cause all Registrable Securities relating to each registration statement required to be filed hereunder to be listed on the NASDAQ National Market or on any other stock market or trading facility on which the shares of Common Stock are traded, listed or quoted (each a “Subsequent Market”) in the time and manner required by the NASDAQ National Market and any Subsequent Market, and shall provide to Holder evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon; and

(r) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 10(a) of the Act.

7. INDEMNIFICATION.

(a) The Company agrees to indemnify and hold harmless each Holder with respect to each Registration Statement filed under the Act pursuant to this Agreement, each of such Holder’s partners, trustees, officers and directors, and other agents, each underwriter of any of the Registrable Securities included in such Registration Statement, and each Person, if any, who controls any such Holder or underwriter within the meaning of the Act (hereinafter collectively referred to as the “Holder-Underwriters”), as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever arising out of (a) (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or any amendment thereto), or (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus or Prospectus (or any amendment or supplement thereto), or (iv) the omission or alleged omission therefrom of a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder-Underwriter specifically to be included in such Registration Statement (or any amendment thereto) or such preliminary Prospectus or Prospectus (or any amendment or supplement thereto) or (b) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement (collectively, the “Violations”);

(2) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission or violation of the Act or Exchange Act or any state securities law, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld); and

(3) against any and all expense (including attorneys’ fees) whatsoever reasonably incurred, as incurred, in investigating, preparing, settling (with the consent of the Company, which consent shall not be unreasonably withheld) or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective, or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any underwriter, or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

In no case shall the Company be liable under this indemnity agreement with respect to any loss, liability, claim, damage or expense with respect to any claim made against any Holder-Underwriter unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, provided that the Company shall be liable under this indemnity agreement with respect to any such claim notwithstanding the lack of such notice within a reasonable time if such lack of notice does not prejudice the ability of the Company to defend such claim, and provided further that the failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. In case of any such notice, the Company shall be entitled to participate at its expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Holder-Underwriter(s) and other defendant or defendants, if any, in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Holder-Underwriter(s) and other defendant or defendants, if any, in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them; provided, however, that the Company shall bear the expense of independent counsel for the Holder-Underwriter(s) if the Holder-Underwriter(s) reasonably determines that representation of it or them and the Company by the same counsel would be inappropriate due to actual or potential conflicts of interest.

(b) If the indemnification provided for in Subsection (a) of this Section 7 is held by a court of competent jurisdiction to be unavailable to Holder-Underwriter with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder under Subsection (b) of this Section 7 exceed in the aggregate the net proceeds from the offering received by such Holder.

(c) Each Holder severally, and not jointly, agrees that it will indemnify and hold harmless the Company, each officer and director of the Company, each Person, if any, who controls the Company within the meaning of the Act, each underwriter of Registrable Securities included in any Registration Statement which has been filed under the Act pursuant to this Agreement, each Person, if any, who controls such underwriter within the meaning of the Act, each other Holder, each of such other Holder’s partners, officers and directors, and each Person controlling such other Holder within the meaning of the Act against any and all loss, liability, claim, damage and expense, as incurred, described in clauses (a)(1) through (a)(3), inclusive, of this Section 7, but only with respect to statements or omissions, or alleged statements or omissions, made in such registration statement (or any amendment thereto) or any preliminary Prospectus or Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder specifically to be included in such registration statement (or any amendment thereto) or such preliminary

Prospectus or Prospectus (or any amendment or supplement thereto). In any event, the liability of Holder hereunder shall be limited to the net proceeds received by the Holder pursuant to the registration. In case any action shall be brought against the Company or any Person so indemnified pursuant to the provisions of this Subsection (c) and in respect of which indemnity may be sought against any Holder, the Holders from whom indemnity is sought shall have the rights and duties given to the Company, and the Company and the other Persons so indemnified shall have the rights and duties given to the Person entitled to indemnification, by the provisions of Subsection (a) of this Section 7. In the event that any Holder enters into an underwriting agreement pursuant to Section 2(c) or Section 3(b), such Holder’s obligations for indemnity shall be limited by this Section 7(c) and the Company shall use its best efforts to cause any such underwriting agreement to expressly limit each Holder’s obligations for indemnity to this Section 7(c).

(d) All fees and expenses of the Holder-Underwriters (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 7) shall be paid by the Company, as incurred, within ten (10) business days of written notice thereof, which notice may be given no more than once a month, to the Company (regardless of whether it is ultimately determined that Holder-Underwriter is not entitled to indemnification hereunder; provided, that the Company may require such Holder-Underwriter to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Holder-Underwriter is not entitled to indemnification hereunder).

(e) The obligations of the Company and Holder under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

8. INFORMATION BY HOLDER.

The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, and the distribution proposed by such Holder or Holders, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

9. SALE WITHOUT REGISTRATION.

If at the time of any transfer of any Registrable Securities, such Registrable Securities shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee furnish to the Company (i) such information as is necessary in order to establish that such transfer may be made without registration under the Act, and (ii) (if the transfer is not made in compliance with Rule 144 other than a transfer not involving a change in beneficial ownership) at the expense of the Holder or transferee, an opinion of counsel satisfactory to the Company in form and substance to the effect that such transfer may be made without registration under the Act; provided that nothing contained in this Section 9 shall relieve the Company from complying with any request for registration, qualification, or compliance made pursuant to the other provisions of this Agreement.

10. RULE 144 REPORTING.

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) Furnish the Holders forthwith upon request (i) a written statement by the Company as to its compliance with the public information requirements of said Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Holders of any rule or regulation of the SEC permitting the sale of any such securities without registration.

11. TRANSFER OF REGISTRATION RIGHTS.

The rights to cause the Company to register securities granted by the Company under this Agreement may be assigned in writing by any Holder (a) to any transferee or assignee of Registrable Securities which controls, is controlled by or is under common control with such Holder or which is already a holder of Registrable Securities, (b) to any “affiliate” (as such term is defined in Rule 501(b) of Regulation D promulgated under the Act) of Holder, (c) to any transferee or assignee of not less than that number of shares of Registrable Securities that represents 5% of the outstanding common stock of the Company at the time of transfer, or (d) to any other transferee or assignee of all shares of Registrable Securities held by Holder if transferred to a single entity; provided, that such transfer may otherwise be effected in accordance with applicable securities laws; and provided further, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and provided further, that immediately following such transfer, the further disposition of such securities by such transferee or assignee is restricted under the Act.

12. MARKET STAND-OFF AGREEMENT.

The Holders shall, in connection with any underwritten syndicated offering of the Company’s securities that includes the offering of securities by the Company, upon the reasonable request of the underwriters managing any underwritten offering of such securities, agree in writing not to effect any sale, transfer or other disposition or distribution of any securities held by the Holder (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days) from the effective date of such registration as the underwriters may specify. The foregoing provision shall not apply, however, (i) if the Holder is prevented by an applicable statute or regulation from entering into such agreement, or (ii) if all of the directors and officers of the Company do not agree to the same period of time, in which case Amgen shall only be bound to the same time period that all of the directors and officers are so bound, but in no event shall Amgen be bound for greater than ninety (90) days.

13. TERMINATION OF OTHER REGISTRATION RIGHTS.

Amgen agrees that upon the execution and effectiveness of this Agreement, any rights that Amgen may have with respect to the registration of Registrable Securities pursuant to any other agreement of the Company shall be automatically terminated and of no further force or effect.

14. RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS.

The Company agrees that during the period beginning on the day of a valid request by one or more Holders for an underwritten offering pursuant to Section 2(c) or Section 3(b), and ending on the earlier of (i) abandonment of such underwritten offering by the Holders or, solely due to market conditions, by the Shelf Underwriters or Demand Underwriters, as applicable, (ii) sixty (60) days after completion of such underwritten offering or, if earlier, upon agreement by the Shelf Underwriters or Demand Underwriters, as applicable, engaged in the underwritten public offering, but in no event less than 45 days after completion of such underwritten offering (it being understood that following the period ending 45 days after completion of such underwritten offering, Amgen shall, if requested in writing to do so by the Company, request that the Shelf Underwriters or the Demand Underwriters, as applicable, assess the market conditions and feasibility of reasonably terminating such period early) or (iii) ninety (90) days after the effectiveness of the Registration Statement relating to such underwritten offering (the earlier of the foregoing, the “Company Blackout Period”), the Company shall not initiate any sales of its securities pursuant to a registration with the intention of sales of such securities for cash for its own benefit or the benefit of any other equity holder of the Company (other than registrations on Form S-8 or Form S-4, registrations of Common Stock issuable upon exercise of options on Form S-3, shelf registration statements registering the resale of securities issued in transactions exempt from the Act (including pursuant to Rule 144A under the Act) and registrations for the issuance of securities issued to collaborative partners in connection with agreements with such partners relating to the Company’s programs and products) and shall cause each of its directors and officers to execute agreements binding them to the same limitations set forth in this paragraph during the Company Blackout Period; provided, however that Amgen shall, upon receipt of the written request of any such director or officer, request that the Shelf Underwriters or Demand Underwriters, as applicable, assess the market conditions and feasibility of reasonably consenting to sales by such director or officer during the Company Blackout Period.

15. MISCELLANEOUS.

15.1 Waivers and Amendments. With the written consent of the record Holders of a majority of the Registrable Securities then outstanding, the obligations of the Company and the rights of the Holders of the Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

15.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

15.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executor and administrator of the parties hereto.

15.4 Entire Agreement. This Agreement constitutes the full and entire understanding and Agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

15.5 Severability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.6 Title and Subtitles. The titles of the Sections and Subsection of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

15.7 Notice. Any notice or report required in this Agreement or permitted to be given shall be given in writing and shall be deemed effective upon personal delivery (including delivery by messenger or by overnight courier or delivery service) or four (4) days after deposit in the United States certified or registered mail, postage prepaid and return receipt requested or one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth in the signature pages hereof or at such other address as such party may designate.

15.8 No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to Holder in this Agreement or otherwise conflicts with the provisions hereof.

15.9 Adjustments Affecting Registrable Securities. Except as may be required by any federal or state securities laws or as permitted by this Agreement, the Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would (i) adversely affect the ability of Holder to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of such Registrable Securities in any such registration.

15.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

15.11 Attorneys’ Fees. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such prevailing party may be entitled.

15.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered this 27th day of June, 2003.

COMPANY:		HOLDER:

TULARIK INC.		AMGEN INC.

By:	/s/ William J. Rieflin	By:	/s/ Kevin W. Sharer

Print Name:	William J. Rieflin	Print Name:	Kevin W. Sharer

Title:	Executive Vice President	Title:	Chairman, CEO and President

Address:		Address:

1120 Veterans Boulevard South San Francisco, CA 94080		One Amgen Center Drive Thousand Oaks, CA 91320-1799

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